EXHIBIT 24

POWER OF ATTORNEY FOR EXECUTION OF FORM 10-K

TO BE FILED WITH THE SECURITIES & EXCHANGE COMMISSION

We, the undersigned Directors of WesBanco, Inc., hereby severally constitute and appoint James C. Gardill and/or Paul M. Limbert, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names and in the capacities indicated below, the Annual Report of WesBanco to the Securities & Exchange Commission on Form 10-K to be filed for the year 2013 and any and all amendments thereto in our names and behalf in our capacities as Directors of WesBanco to enable WesBanco to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities Exchange Act of 1934, as amended, hereby ratifying and conforming our signatures as they may be signed by our attorneys, or either of them, to said Form 10-K and any and all amendments thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney for purposes of executing the Form 10-K of WesBanco has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

Director
Ray A. Byrd

/s/ Christopher V. Criss	Director	February 28, 2014
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director	February 28, 2014
Abigail M. Feinknopf

/s/ John W. Fisher, II	Director	February 28, 2014
John W. Fisher, II

/s/ Ernest S. Fragale	Director	February 28, 2014
Ernest S. Fragale

/s/ Vaughn L. Kiger	Director	February 28, 2014
Vaughn L. Kiger

/s/ D. Bruce Knox	Director	February 28, 2014
D. Bruce Knox

/s/ Jay T. McCamic	Director	February 28, 2014
Jay T. McCamic

Director
F. Eric Nelson, Jr.

/s/ Henry L. Schulhoff	Director	February 28, 2014
Henry L. Schulhoff

/s/ Richard G. Spencer	Director	February 28, 2014
Richard G. Spencer

SIGNATURE	TITLE	DATE

Director
Joan C. Stamp

/s/ Reed J. Tanner	Director	February 28, 2014
Reed J. Tanner